EXHIBIT 32.2

Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd

CERTIFICATION PURSUANT TO

18 U.S.C.SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the quarterly report of Alpha Pro Tech, Ltd on Form 10-Q for the quarter ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lloyd Hoffman Chief Financial Officer of the Company, certify, pursuant to 10 U.S.C. ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE:	November 6, 2008	BY:	/s/ Lloyd Hoffman

Lloyd Hoffman
Chief Financial Officer